Exhibit 10.2


November 14, 1997


Atio Corporation (PTY) Ltd.
P. O. Box 4467
Rivonia 2128
Republic of South Africa
Attention:  Gary Craul

Atio Corporation International, Inc.
11111 Excelsior Boulevard
Hopkins, Minnesota  55343
Attention:  Willem Ellis

Ilan Sharon
11111 Excelsior Boulevard
Hopkins, Minnesota  55343

Venturian Software Enterprises, Inc.
11111 Excelsior Boulevard
Hopkins, Minnesota  55343
Attention:  Ilan Sharon

Re: Closing Under Joint Venture Agreement dated October 23, 1997 among Atio Corporation (PTY) Ltd., Atio Corporation International, Inc., Venturian Corp., Venturian Software Enterprises, Inc. and Ilan Sharon

Gentlemen:

Contemporaneously with the execution and delivery of this letter agreement, the parties to the above-referenced agreement (the "Joint Venture Agreement") are closing on the transactions contemplated therein. The purpose of this letter is to set forth certain agreements of such parties in connection with such closing. Terms used by not otherwise defined in this letter agreement are used in this letter agreement as defined in the Joint Venture Agreement

The date of the Closing is the date of this letter. However, the parties may choose to treat the issuance of Shares as effective as of October 1, 1997. If the parties so agree prior to the issuance of certificates representing the Shares, such certificates will be dated October 1, 1997.

The License contemplated in the Joint Venture Agreement has been divided into two documents: a Technology License and Transfer Agreement and a Technology Development and Support Agreement. The Technology License and Development Agreement is being entered into contemporaneously with the Closing, but the Technology Development and Support Agreement

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will be prepared and entered into following the Closing, on the terms set forth in the "Summary of Development Agreement Terms" attached. The parties agree to prepare the documentation for, execute and deliver such Technology Development and Support Agreement promptly following the Closing.

In addition, the parties have not yet finalized the Employment Services Agreement. Promptly following the Closing, the parties shall finalize the Employment Services Agreement on terms generally consistent with those set forth in the most recent draft circulated, subject to the comments set forth in the attached e-mail from Sberkson (and revised to be a true services agreement, rather than an employment agreement), and execute and deliver the same.

VSI has entered into an agreement with Netcall providing for termination of the Netcall Agreement and a release of claims in connection therewith. Such agreement provides for the payment of $300,000 by VSI to Netcall upon the closing of the transactions contemplated in the Joint Venture Agreement. Venturian hereby agrees to finance such payment as a capital contribution to VSI (without any additional shares of VSI's capital stock being issued to Venturian) by reducing the amount of Post-August Advances VSI is obligated to repay to Venturian upon the Closing under Section 4.4 of the Joint Venture Agreement.

Section 1.2(a) of the Joint Venture Agreement provides that, of the $3,500,000 to be paid to the Company by Atio (PTY) on behalf of Atio International, $500,000 was to be paid contemporaneously with the Closing and an additional $500,000 30 days thereafter. Because of the delay in the Closing, the second of such two $500,000 payments shall be made as promptly as possible following the Closing. The remaining amounts shall be paid as set forth in the Joint Venture Agreement.

If the foregoing accurately sets forth our agreement with respect to the matters addressed, please countersign this letter agreement where indicated below.

                                          Very truly yours,

                                          VENTURIAN CORP.


                                          By /s/ Gary B. Rappaport
                                                  Its President

AGREED TO AND ACCEPTED:

ATIO CORPORATION (PTY) LTD

By /s/ Gary Craul
        Its Chief Executive

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ATIO CORPORATION INTERNATIONAL, INC.


By /s/ Willem Ellis
        Its Chairman


VENTURIAN SOFTWARE ENTERPRISES, INC.


By /s/ Ilan Sharon
        Its President


/s/ Ilan Sharon
Ilan Sharon